Exhibit 99.1

FOR ADDITIONAL INFORMATION:

Investor Relations Contact:	Media Contact:

Applied Micro Circuits Corporation Doug Ahrens	Applied Micro Circuits Corporation Mike Major
Phone: (408) 542-8752	Phone: (408) 542-8831
E-Mail: dahrens@apm.com	E-mail: mmajor@apm.com

Thursday, October 24, 2013

Company Press Release

APPLIED MICRO CIRCUITS CORPORATION REPORTS

SECOND QUARTER FISCAL 2014 FINANCIAL RESULTS

SUNNYVALE, Calif., — October 24, 2013 — Applied Micro Circuits Corporation [Nasdaq: AMCC] (“AppliedMicro”) today reported its financial results for the second quarter of fiscal 2014, ended September 30, 2013.

•	Q2 2014 net revenues were $55.4 million, up approximately 2% sequentially and up approximately 20% year over year.

•	Q2 2014 GAAP net loss was $32.4 million or $0.45 per share compared to net income of $10.9 million or $0.15 per diluted share for the first quarter of fiscal 2014.

•	Q2 2014 non-GAAP net income was $0.03 per share on net income of $2.0 million, compared to net income of $0.02 per share on a net income of $1.4 million, for the first quarter of fiscal 2014.

•	Total cash, cash equivalents and short-term investments was approximately $76.0 million as of September 30, 2013 compared to $89.7 million as of June 30, 2013.

Net revenues for the second quarter of fiscal 2014 were $55.4 million compared to $54.1 million in the first quarter of fiscal 2014, representing a sequential increase of 2.0% and an increase of 19.7% over the $46.3 million in net revenues reported in the second quarter of fiscal 2013. Net revenues for the first six months of fiscal 2014 were $109.5 million, compared to $87.6 million for the same period last year, representing an increase of 25%.

The net loss on a generally accepted accounting principles (GAAP) basis for the second quarter and for the first six months of fiscal 2014 were $32.4 million and $21.5 million or $0.45 and $0.30 per share, respectively. This compares with net income of $10.9 million or $0.15 per share for the first quarter of fiscal 2014 and net loss of $21.6 million or $0.33 per share and net loss of $44.9 million or $0.71 per share for the second quarter and first six months of fiscal 2013, respectively.

Non-GAAP income for the second quarter and the first six months of fiscal 2014 was $2.0 million or $0.03 per share and $3.4 million or $0.05 per share, respectively, compared to non-GAAP income of $1.4 million or $0.02 per share in the first quarter of fiscal 2014 and non-GAAP net loss of $10.5 million or $0.16 per share and $22.0 million or $0.34 per share for the second quarter and first six months of fiscal 2013, respectively.

“Our base business performed well last quarter. In addition, we continue to make excellent progress in our industry defining ARM-based 64-bit server product, X-Gene, and are poised for production release and commercial deployment in early 2014,” said Dr. Paramesh Gopi, President and Chief Executive Officer.

AppliedMicro reports its financial results in accordance with GAAP and also provides additional financial data that have not been prepared in accordance with GAAP. The non-GAAP results and other financial measures reported by the Company exclude certain items that are required by GAAP, such as restructuring charges, amortization of purchased intangibles, stock-based compensation charges, other-than-temporary impairment on investments, gain on sale of TPack, Veloce Acquisition consideration, warrant expense, payroll taxes on certain stock option exercises and non-cash tax adjustments. Income taxes are adjusted to an estimated non-GAAP effective tax rate. These non-GAAP measures are not a substitute for GAAP measures and may not be consistent with the presentation used by other companies. The Company uses the non-GAAP financial measures to evaluate and manage its operations. The Company is providing this information to allow investors to perform additional financial analysis and because it is consistent with the financial models and estimates published by analysts who follow the Company. The attached schedule reconciles non-GAAP results and other financial measures reported by the Company with the most directly comparable GAAP financial measures.

AppliedMicro management will be holding a conference call today, October 24, 2013 at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss additional details regarding the Company’s performance for the second quarter of fiscal 2014 and to provide guidance for the third quarter of fiscal 2014. You may access the conference call via any of the following:

Teleconference:	866-202-0886
Conference ID:	24786710
Web Broadcast:	http://www.apm.com
Replay:	888-286-8010 (access code: 48794252, available through November 7, 2013)

AppliedMicro Overview

Applied Micro Circuits Corporation is a global leader in computing and connectivity solutions for next-generation cloud infrastructure and data centers. AppliedMicro delivers silicon solutions that dramatically lower total cost of ownership. Corporate headquarters are located in Sunnyvale, California. www.apm.com.

(C) Copyright 2013. Applied Micro Circuits Corporation, AppliedMicro, X-Gene, Server on a Chip, and Cloud Server are trademarks or registered trademarks of Applied Micro Circuits Corporation. All other product or service names are the property of their respective owners.

This news release contains forward-looking statements that reflect the Company’s current view with respect to future events and financial performance, including statements regarding the Company’s focus, product cycles, design-win pipeline, strategic re-focus and future revenues. These forward-looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, customer demand for the Company’s products, increased supplier lead times and other supply chain constraints, the businesses of the Company’s major customers, reductions, rescheduling or cancellation of orders by the Company’s customers, successful and timely development of products, successful integration and management of recently acquired businesses, market acceptance of new products, and general economic conditions. More information about potential factors that could affect the Company’s business and financial results is included in the “Risk Factors” set forth in the

Company’s Annual Report on Form 10-K for the year ended March 31, 2013, and the Company’s other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the issuance of this press release.

-Financial Tables Follow-

APPLIED MICRO CIRCUITS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30, 2013	March 31, 2013
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$75,968	$85,476
Accounts receivable, net	26,707	24,575
Inventories	12,795	12,900
Other current assets	19,395	17,998

Total current assets	134,865	140,949
Property and equipment, net	33,992	34,391
Goodwill	11,425	13,183
Purchased intangibles, net	229	11,991
Other assets	8,650	10,866

Total assets	$189,161	$211,380

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,397	$17,650
Other current liabilities	77,368	96,439

Total current liabilities	93,765	114,089
Non-current liabilities:
Other long-term liabilities	1,635	15,787
Stockholders’ equity	93,761	81,504

Total liabilities and stockholders’ equity	$189,161	$211,380

APPLIED MICRO CIRCUITS CORPORATION

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Six Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Net revenues	$55,387	$54,148	$46,324	$109,535	$87,618
Cost of revenues	21,397	22,342	20,561	43,739	38,916

Gross profit	33,990	31,806	25,763	65,796	48,702
Operating expenses:
Research and development	56,550	34,506	34,383	91,056	69,154
Selling, general and administrative	9,146	9,526	13,531	18,672	26,001
Amortization of purchased intangible assets	62	130	601	192	1,251
Restructuring charges, net	999	93	—	1,092	—
Gain on sale of T-Pack	—	(19,699)	—	(19,699)	—

Total operating expenses	66,757	24,556	48,515	91,313	96,406

Operating (loss) income	(32,767)	7,250	(22,752)	(25,517)	(47,704)
Interest and other income (expense), net	576	3,795	835	4,371	2,597

(Loss) income before income taxes	(32,191)	11,045	(21,917)	(21,146)	(45,107)
Income tax expense (benefit)	192	188	(360)	380	(160)

Net (loss) income	$(32,383)	$10,857	$(21,557)	$(21,526)	$(44,947)

Basic (loss) income per share:
Net (loss) income per share	$(0.45)	$0.16	$(0.33)	$(0.30)	$(0.71)

Shares used in calculating basic net (loss) income per share	72,610	69,360	64,947	70,985	63,678

Diluted (loss) income per share:
Net (loss) income per share	$(0.45)	$0.15	$(0.33)	$(0.30)	$(0.71)

Shares used in calculating diluted net (loss) income per share	72,610	70,234	64,947	70,985	63,678

APPLIED MICRO CIRCUITS CORPORATION

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME (LOSS)

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Six Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
GAAP net (loss) income	$(32,383)	$10,857	$(21,557)	$(21,526)	$(44,947)
Adjustments:
Stock-based compensation charges	3,834	3,714	7,634	7,548	15,323
Warrant expense	—	—	—	—	1,289
Amortization of purchased intangibles	62	296	1,280	358	2,609
Veloce acquisition consideration	30,484	9,255	2,325	39,739	4,650
Acquisition related recoveries	—	—	—	—	(133)
Restructuring charges, net	999	93	—	1,092	—
Gain on sale of T-Pack	—	(19,699)	—	(19,699)	—
Other-than-temporary investment impairment	(940)	(3,019)	(174)	(3,959)	(1,263)
Income tax adjustments	(46)	(62)	(34)	(108)	519

Total GAAP to Non-GAAP adjustments	34,393	(9,422)	11,031	24,971	22,994

Non-GAAP net income (loss)	$2,010	$1,435	$(10,526)	$3,445	$(21,953)

Diluted income (loss) per share	$0.03	$0.02	$(0.16)	$0.05	$(0.34)

Shares used in calculating diluted income (loss) per share	74,301	70,234	64,947	72,268	63,678

Net income (loss) per share:
GAAP (loss) income per share	$(0.45)	$0.15	$(0.33)	$(0.30)	$(0.71)
GAAP to non-GAAP adjustments	0.47	(0.13)	0.17	0.35	0.36

Non-GAAP net income (loss) per share	$0.03	$0.02	$(0.16)	$0.05	$(0.34)

Reconciliation of shares used in calculating non-GAAP income (loss) per share:
Shares used in calculating the basic income (loss) per share	72,610	69,360	64,947	70,985	63,678
Adjustment for dilutive securities	1,691	874	—	1,283	—

Non-GAAP shares used in calculating diluted income (loss) per share	74,301	70,234	64,947	72,268	63,678

APPLIED MICRO CIRCUITS CORPORATION

SCHEDULE OF SELECTED GAAP TO NON-GAAP ADJUSTMENTS

(in thousands)

(unaudited)

The following schedule reconciles selected line items from the GAAP basis statements of operations to the non-GAAP statements of operations:

	Three Months Ended			Six Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
GROSS PROFIT:
GAAP gross profit	$33,990	$31,806	$25,763	$65,796	$48,702
Amortization of purchased intangibles	—	166	679	166	1,358
Stock-based compensation expense	125	98	177	223	439

Non-GAAP gross profit	$34,115	$32,070	$26,619	$66,185	$50,499

OPERATING EXPENSES:
GAAP operating expenses	$66,757	$24,556	$48,515	$91,313	$96,406
Stock-based compensation expense	(3,709)	(3,616)	(7,457)	(7,325)	(14,884)
Warrant expense	—	—	—	—	(1,289)
Amortization of purchased intangibles	(62)	(130)	(601)	(192)	(1,251)
Acquisition related recoveries	—	—	—	—	133
Veloce acquisition consideration	(30,484)	(9,255)	(2,325)	(39,739)	(4,650)
Gain on sale of T-Pack	—	19,699	—	19,699	—
Restructuring charges, net	(999)	(93)	—	(1,092)	—

Non-GAAP operating expenses	$31,503	$31,161	$38,132	$62,664	$74,465

INTEREST AND OTHER (EXPENSE) INCOME, NET:
GAAP interest and other income (loss), net	$576	$3,795	$835	$4,371	$2,597
Other-than-temporary investment impairment	(940)	(3,019)	(174)	(3,959)	(1,263)

Non-GAAP interest and other (expense) income, net	$(364)	$776	$661	$412	$1,334

INCOME TAX (BENEFIT) EXPENSE:
GAAP income tax expense (benefit)	$192	$188	$(360)	$380	$(160)
Income tax adjustments	46	62	34	108	(519)

Non-GAAP income tax expense (benefit)	$238	$250	$(326)	$488	$(679)

RESEARCH AND DEVELOPMENT:
GAAP research and development	$56,550	$34,506	$34,383	$91,056	$69,154
Stock-based compensation expense	(1,524)	(1,817)	(3,715)	(3,341)	(7,920)
Warrant expense	—	—	—	—	(1,289)
Veloce acquisition consideration	(30,484)	(9,255)	(2,325)	(39,739)	(4,650)

Non-GAAP research and development	$24,542	$23,434	$28,343	$47,976	$55,295

SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$9,146	$9,526	$13,531	$18,672	$26,001
Stock-based compensation expense	(2,185)	(1,799)	(3,742)	(3,984)	(6,964)
Acquisition related recoveries	—	—	—	—	133

Non-GAAP selling, general and administrative	$6,961	$7,727	$9,789	$14,688	$19,170

APPLIED MICRO CIRCUITS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended September 30,
	2013	2012
Operating activities:
Net loss	$(21,526)	$(44,947)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation	5,283	4,905
Amortization of purchased intangibles	358	2,609
Stock-based compensation expense:
Stock options	1,336	2,172
Restricted stock units	6,212	13,151
Warrants	—	1,289
Veloce accrued liability	39,739	4,650
Tax benefit from other comprehensive income	—	(565)
Noncash restructuring charges	298	—
Acquisition related adjustment	—	(133)
Net gain on sale of T-Pack	(19,699)	—
Net loss on disposals of property, equipment and other assets	27	3
Changes in operating assets and liabilities:
Accounts receivable	(2,366)	8,391
Inventories	105	4,807
Other assets	(159)	(2,735)
Accounts payable	(1,943)	(4,293)
Accrued payroll and other accrued liabilities	1,810	(1,819)
Veloce accrued liability	(44,240)	(14,814)
Deferred revenue	(594)	(918)

Net cash used for operating activities	(35,359)	(28,247)

Investing activities:
Proceeds from sales and maturities of short-term investments	21,303	24,868
Purchases of short-term investments	(8,177)	(15,361)
Proceeds from sale of T-Pack	29,498	—
Proceeds from sale of property	20	—
Purchase of property, equipment and other assets	(2,023)	(7,606)
Proceeds from sale of strategic equity investment	1,286	7,146
Purchase of strategic equity investment	—	(500)

Net cash provided by investing activities	41,907	8,547

Financing activities:
Proceeds from issuances of common stock	4,439	5,359
Funding of restricted stock units withheld for taxes	(4,079)	(313)
Repurchases of common stock	—	(654)
Payment of contingent consideration	—	(485)
Proceeds from employee stock purchase plan	2,497	—
Other	(562)	(280)

Net cash provided by financing activities	2,295	3,627

Net increase (decrease) in cash and cash equivalents	8,843	(16,073)
Cash and cash equivalents at the beginning of the period	19,065	28,065

Cash and cash equivalents at the end of the period	$27,908	$11,992